Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-149648) of Corporate Property Associates 15 Incorporated of our report dated March 26, 2010 relating to Corporate Property Associates 15 Incorporated’s financial statements and financial statement schedule and our report dated February 19, 2010 relating to Marcourt Investment Incorporated’s financial statements, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
March 26, 2010